Exhibit (a)(1)(iii)

PURETECH ADS LETTER OF TRANSMITTAL

to accompany American Depositary Receipts (“ADRs”) evidencing

American Depositary Shares (“PureTech ADSs”) representing ordinary shares of of

PureTech Health plc

Pursuant to a Capital Return by way of Jefferies International Limited’s Offer (the “Offer”) to Purchase Ordinary Shares of PureTech Health plc (“PureTech”)

Dated May 20, 2024

CUSIP No. 746237106

THE OFFER IN RESPECT OF PURETECH ADSs AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON JUNE 18, 2024, UNLESS THE OFFER IS EXTENDED.

The Tender Agent for the Offer is:

Citibank, N.A.

This Letter of Transmittal should be (a) completed and signed in the space provided below, in the space provided on the Form W-9 below (or an appropriate IRS Form W-8, as applicable), and in the space provided on the Section 302 Certification and (b) mailed or delivered with your ADSs evidenced by PureTech ADR(s), if applicable, to Citibank, N.A, as Tender Agent (the “Tender Agent”), at one of the following addresses:

By Mail: Citibank, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Citibank, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

For Information:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Call U.S. Toll-Free: +1 (866) 529-2770

Call International: +1 (781) 896-6940

ITEM A: DESCRIPTION OF ADSs TENDERED

Names(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on PureTech ADR(s))*	PureTech ADSs Tendered (Attach additional signed list if necessary)

	PureTech ADR Number(s)	Total Number of ADSs Represented by PureTech ADR(s) Tendered**	Total Number of PureTech ADSs Represented by Book-Entry (Electronic Form) Tendered***	Number of PureTech ADSs Tendered****

Total PureTech ADSs

*   For PureTech ADS holders who hold their PureTech ADSs in book-entry form on the books and records of Citibank, N.A., as depositary (the “Depositary”) in the Direct Registration System (“DRS”) of the Depositary, the name of the Registered Holder must be exactly as it appears on the books and records of the Depositary.

**   Complete only if PureTech ADSs are held in certificated form. Do NOT complete if transfer is to be made with respect to ADSs held in book-entry form in DRS.

***  Only include PureTech ADSs that are held in book-entry form in DRS. Do NOT include any PureTech ADSs to be transferred by means of the DTC book-entry system.

****Unless otherwise indicated, it will be assumed that all PureTech ADSs described above are being tendered. See Instruction 8.

Please fill in all applicable blanks, follow all instructions carefully and sign this Letter of Transmittal in the appropriate space provided below. The Letter of Transmittal, together with your PureTech ADR(s), if applicable, and IRS Form W-9 (or an appropriate IRS Form W-8, as applicable), and Section 302 Certification, must be delivered to the Tender Agent at one of the addresses set forth above.

This Letter of Transmittal is to be used only if (i) PureTech ADR certificates evidencing PureTech ADSs are to be forwarded herewith or (ii) if PureTech ADSs are held in uncertificated form through the direct registration system of Citibank, N.A., as the ADS depositary (the “Depositary”).

The deadline for validly tendering PureTech ADSs is 5:00 pm, New York City time (the “ADS Expiration Time”), on June 18, 2024 (as such time and date may be extended, the “ADS Closing Date”). Letters of Transmittal must be received in the office of the Tender Agent by 5:00 pm (New York City time) on the ADS Closing Date. Delivery of these documents to the Tender Agent’s P.O. Box on the ADS Closing Date does not constitute receipt by the Tender Agent.

Delivery of this Letter of Transmittal to an address other than the one as set forth above does not constitute a valid delivery to the Tender Agent. You must sign this Letter of Transmittal in the appropriate space provided, with the signature guaranteed (if required), and complete the enclosed IRS Form W-9 (or an appropriate IRS Form W-8, as applicable) and Section 302 Certification.

☐	CHECK HERE IF PURETECH ADR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 6.

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

To Citibank N.A.:

The undersigned hereby tenders to Jefferies International Limited, a public limited company incorporated under the laws of England and Wales (“Jefferies”), upon the terms and subject to the conditions set forth in the Circular, dated May 20, 2024 (the “Circular”), as distributed to holders of PureTech Ordinary Shares (as defined therein and hereinafter, the “Ordinary Shares”), including Holders and Beneficial Owners of PureTech ADSs (as hereinafter defined), in connection with the Offer (as hereinafter defined) and in this Letter of Transmittal (the “Letter of Transmittal”, and together with the Circular, the “Offer Documents”), receipt of each of which is hereby acknowledged, the number of Ordinary Shares represented by the undersigned’s American Depositary Shares (the “PureTech ADSs”) of PureTech specified above in connection with PureTech’s offer (the “Offer”) to purchase up to a maximum of approximately $100 million in value of Ordinary Shares, including Ordinary Shares represented by PureTech ADSs issued pursuant to the Deposit Agreement, dated as of November 11, 2020 (the “Deposit Agreement”), by and among PureTech, Citibank, N.A., as Depositary, and all Holders and Beneficial Owners of ADSs issued thereunder, each ADS representing ten (10) Ordinary Shares, at a cash price of 250 pence per Ordinary Share (equivalent to £25.00 per ADS), in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and other applicable fees, upon the terms and subject to the conditions set forth in the Circular.

The form of Deposit Agreement is filed as an exhibit to the Registration Statement on Form F-6 (File No. 333-249809).

Subject to and effective on acceptance for payment of the Ordinary Shares underlying the PureTech ADSs tendered hereby in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby instructs the Tender Agent to (i) deliver the Ordinary Shares represented by the PureTech ADSs tendered herewith to Computershare Investor Services plc, as Receiving Agent for the Offer and (ii) sell, assign and transfer to, or upon the order of, Jefferies all right, title and interest in and to all such Ordinary Shares representing PureTech ADSs that are purchased pursuant to the Offer (the “Accepted ADSs”) to or upon the order of Jefferies and hereby irrevocably constitutes and appoints the Tender Agent as the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a) deliver Ordinary Shares represented by the Accepted ADSs, with all accompanying evidences of transfer and authenticity, to or upon the order of Jefferies in the Offer and to transfer all right, title and interest in and to all such Ordinary Shares to or upon the order of Jefferies upon receipt by the Tender Agent, as the undersigned’s agent, of the aggregate purchase price with respect to such Ordinary Shares;

(b) present such Accepted ADSs for cancellation on the Depositary’s books upon receipt by the Tender Agent, as the undersigned’s agent, of the aggregate purchase price in respect of the Ordinary Shares represented by such Accepted ADSs; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of Ordinary Shares represented by such Accepted ADSs, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned understands that delivery and surrender of the PureTech ADSs is not effective until the Tender Agent receives, or in the case of DRS, is deemed to have received, the ADSs with this Letter of Transmittal, properly completed and duly executed, or an Agent’s Message, as applicable, together with all accompanying evidences of authority in a form satisfactory to PureTech and any other required documents.

The undersigned hereby covenants, represents and warrants to Jefferies, PureTech and the Tender Agent that:

(a) the undersigned has full power and authority to tender, sell, assign and transfer the PureTech ADSs tendered hereby (and to instruct the tender, sale, assignment, and transfer of the Ordinary Shares represented thereby) and that when and to the extent Jefferies accepts the Ordinary Shares represented by such PureTech ADSs for purchase, Jefferies will acquire good, marketable and unencumbered title to the tendered Ordinary Shares represented by such PureTech ADSs, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

(b) on request, the undersigned will execute and deliver any additional documents deemed by the Tender Agent, PureTech or Jefferies to be necessary or desirable to complete the assignment, transfer and purchase of the Ordinary Shares represented by such ADSs tendered hereby; and

(c) the undersigned agrees to all of the terms of the Offer.

The undersigned understands that, on the terms and subject to the conditions of the Offer, Jefferies will pay a purchase price of 250 pence per Ordinary Share (including Ordinary Shares underlying PureTech ADS) properly tendered and not properly withdrawn prior to the ADS Expiration Time on the ADS Closing Date. The undersigned further understands that in no event will Jefferies purchase more than U.S. $100 million in value of the Ordinary Shares (including Ordinary Shares represented by PureTech ADSs), in the Offer. If more than U.S. $100 million in value of the Ordinary Shares (including Ordinary Shares represented by PureTech ADSs) are tendered and not properly withdrawn in the Offer, acceptances of validly tendered Ordinary Shares, including Ordinary Shares represented by PureTech ADSs, will be prorated based on the total number of Ordinary Shares (including Ordinary Shares represented by PureTech ADSs) tendered to determine the extent to which individual tenders are accepted. Accordingly, where proration applies, there is no guarantee that all of the Ordinary Shares, including Ordinary Shares represented by PureTech ADSs, which are tendered will be accepted for purchase. In the event acceptances of validly tendered Ordinary Shares, including Ordinary Shares represented by PureTech ADSs, will be prorated, promptly following the expiration date of the Offer, the Company shall notify the ADS Tender Agent of the proration factor (the “Proration Factor”) to be applied to the amount of PureTech ADSs tendered and not properly withdrawn by each tendering holder of PureTech ADSs as of the ADS Expiration Date and the ADS Tender Agent shall apply the Proration Factor by multiplying the number of PureTech ADSs tendered and not properly withdrawn by each tendering holder of PureTech ADSs by the Proration Factor (the “Prorated Tender Amount”). To the extent that any tendering holders’ Prorated Tender Amounts result in fractional ADSs, the ADS Tender Agent will, as promptly as practicable, aggregate and sell all holders’ fractional ADSs in one or more transactions on the NASDAQ Global Market. The proceeds resulting from such sale (net of applicable fees, taxes or other expenses incurred in such sale) will be distributed on a pro-rata basis to those holders who would have otherwise been entitled to such fractional ADSs. In the event a tendering holder’s PureTech ADSs are not accepted for purchase for any reason or a tender is withdrawn, such holder’s ADSs shall be returned to such holder in accordance with the terms of the Circular.

The undersigned understands that all Ordinary Shares underlying PureTech ADSs properly tendered prior to the ADS Expiration Time on the ADS Closing Date and not properly withdrawn will be purchased on the terms and subject to the conditions of the Offer, including its proration provisions, and that all other PureTech ADSs will be returned free of charge by PureTech, Jefferies and the Tender Agent, including PureTech ADSs tendered and not properly withdrawn prior to the ADS Expiration Time on the ADS Closing Date that are not purchased because of proration. As indicated above, fractional ADSs resulting from proration will not be returned. Instead, the Tender Agent will aggregate and sell such fractional ADSs and the resulting proceeds (net of applicable fees, taxes or other expenses incurred in such sale) will be distributed on a pro-rata basis to those holders who would have otherwise been entitled to such fractional ADSs. The amount such holders receive in respect of such sales may be more or less than the Tender Price.

Upon receipt by the Tender Agent of (i) confirmation from Jefferies that it has accepted all or a portion of Ordinary Shares validly tendered and not validly withdrawn in the Offer, and (ii) an amount equal to the aggregate consideration in respect of the Ordinary Shares represented by PureTech ADSs in pounds sterling for such Ordinary Shares validly tendered and accepted in the amount determined in accordance with the procedures set forth in the Circular, the Tender Agent shall (i) distribute the net cash proceeds from the conversion of the aggregate consideration into U.S. dollars (in the manner contemplated by the Deposit Agreement), without interest and less any applicable withholding taxes and other applicable fees (the “Tender Offer Consideration”), to the undersigned in consideration for the validly tendered and not properly withdrawn ADS(s) which have been accepted for purchase by PureTech including, if applicable, after giving effect to proration, and (ii) return the PureTech ADSs representing Ordinary Shares not purchased by Jefferies to the undersigned, in accordance with the terms of the Offer Documents. The undersigned acknowledges that the rate at which the Tender Agent exchanges the aggregate consideration into U.S. dollars may fluctuate and that neither PureTech nor the Tender Agent guarantees the rate at which the Tender Offer Consideration will be exchanged into U.S. dollars.

The undersigned recognizes that under certain circumstances set forth in the Circular, either Jefferies or PureTech may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, the Ordinary Shares underlying PureTech ADSs that have been tendered or may accept for payment fewer than all of the Ordinary Shares underlying PureTech ADSs tendered hereby. In such event, the undersigned understands that any PureTech ADSs delivered herewith but with respect to which the underlying Ordinary Shares are not tendered or not purchased, will be recorded in book-entry form (in the Direct Registration System, or DRS) maintained on the register of the PureTech ADS holders by the Depositary, which shall mail a statement to the tendering ADS holder representing the balance of PureTech ADSs held by the holder including the number of returned PureTech ADSs.

The undersigned understands the tender of PureTech ADSs in the Offer may be a taxable transaction for U.S. federal income tax purposes and may be subject to U.S. tax withholding. See “Certain Taxation Considerations In Relation To The Tender Offer And Special Dividend” in the Circular for a more complete discussion of certain U.S. federal income tax consequences of the Offer, including U.S. federal tax withholding that may apply to any payments to you. Each Holder of PureTech ADSs is urged to consult his or her independent professional advisor regarding the tax consequences of acceptance of the Offer.

The undersigned agrees, upon request, to execute any additional documents necessary or desirable to complete the delivery of the PureTech ADSs transmitted herewith. All questions as to the validity, form and eligibility of surrender of certificates hereunder will be determined by PureTech (which may delegate power in whole or in part to the Tender Agent) and its determination shall be final and binding on all parties. Delivery of the ADSs shall be affected, and risk of loss and title to such certificate(s) shall pass, only upon receipt thereof by the Tender Agent in accordance with the terms of this Letter of Transmittal. By signing and returning this Letter of Transmittal, the undersigned further represents and warrants to PureTech and the Tender Agent that the payment of the aggregate Tender Offer Consideration and the return of any PureTech ADS not accepted for purchase in the Offer will completely discharge any obligations of PureTech and the Tender Agent with respect to the matters contemplated by this Letter of Transmittal.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Circular, the tender of the ADSs hereby is irrevocable unless and until the undersigned withdraws the tender of such ADSs or, if applicable, the ADSs represented by the enclosed PureTech ADR(s), from the Offer in accordance with the terms and subject to the conditions of the

Circular. The undersigned understands that ADSs tendered on or prior to the ADS Expiration Time on the ADS Closing Date may be withdrawn only as described in the Circular. The undersigned will need to timely contact the Tender Agent in writing and follow the requisite procedures for withdrawing such tendered ADSs.

Jefferies’ acceptance for tender of PureTech ADSs properly tendered according to any of the procedures described in the Circular and in the Instructions hereto will constitute a binding agreement between the undersigned and Jefferies upon the terms and subject to the conditions of the Offer (and if the Offer is extended, amended or earlier terminated, the terms and conditions of such extension, amendment or termination). Such acceptance for payment shall, without further action, revoke any prior powers of attorney granted by the undersigned at any time with respect to such PureTech ADSs, and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). The undersigned acknowledges that no interest will be paid on the Tender Offer Consideration for the Ordinary Shares represented by tendered PureTech ADSs.

The Tender Agent will issue and mail a check reflecting the applicable Tender Offer Consideration, without any interest, and less any applicable withholding taxes and other applicable fees, payable in U.S. dollars (converted from pounds sterling in the manner contemplated by the Deposit Agreement), for all PureTech ADSs validly tendered and not properly withdrawn and accepted in accordance with the terms and subject to the conditions set forth in the Offer Documents, to the person and address specified in Item A above, unless Items B and/or C below are completed. If Item B below is completed, the check issuable to the undersigned will be issued to the person specified in Item B below. If Item C below is completed, the check issuable to the undersigned or the person specified in Item B will be delivered to the person and address specified in Item C below. The undersigned acknowledges that PureTech has no obligation under the “Special Issuance Instructions” to transfer any PureTech ADSs from the name of the registered holder thereof if PureTech does not accept for tender any of the ADSs so tendered.

The undersigned further agrees and acknowledges that holders of PureTech ADSs are required to make their own independent verification as to whether the tender of such PureTech ADSs in the Offer is in compliance with the laws of the jurisdiction in which such tender is made. The undersigned agrees and acknowledges that PureTech will not be liable for any failure to comply with the laws of any jurisdiction, other than the United States, in which PureTech ADSs are so tendered.

ITEM B: SPECIAL ISSUANCE INSTRUCTIONS		ITEM C: SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the cash payment, the ADSs and the statements in respect of any ADSs not tendered or not accepted for tender are to be issued in the name of someone other than the person(s) specified in Item A. See Instruction 5.

To be completed ONLY if delivery of the cash payment, the ADSs and the statements in respect of any ADSs not tendered or not accepted for tender is to be made to an address other than that specified in Item A, or to an address other than that appearing in Item B (if filled in). See Instruction 5.

Issue the cash payment, the ADSs and the statements in respect of any ADSs not tendered or not accepted for exchange which I am entitled to receive to:		Deliver the cash payment, the ADSs and the statements in respect of any ADSs not tendered or not accepted for exchange which I am entitled to receive to:

Name		Name
	(Please Type or Print)		(Please Type or Print)
Address		Address

	(Include Zip Code)		(Include Zip Code)

	(Taxpayer Identification or Social Security Number		(Taxpayer Identification or Social Security Number)

ITEM D:	SIGNATURE(S)
IMPORTANT: SIGN HERE

(Signature(s) of Owner(s))

(Signature(s) of Owner(s))

Dated:     , 2024

Must be signed by registered holder(s) exactly as name appear(s) on ADS(s). If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please see Instruction 2 and provide the following information:

Name(s):

(Please Type or Print)

Capacity
(Full Title):

Tax Identification or Social Security Number:

ITEM E:	GUARANTEE OF SIGNATURE(S)
(If Required – See Instruction 3)

Authorized Signature:

Name:
(Please Type or Print)

Title:

Name of Firm:

Address:

City/State/Zip Code:

Area Code and Daytime Telephone No.:
Date: , 2024

PLEASE COMPLETE THE FORM W-9 BELOW (IF YOU ARE A U.S. PERSON) OR AN APPROPRIATE IRS FORM W-8, AS APPLICABLE (IF YOU ARE A NON-U.S. PERSON).

Form W-9 Request for Taxpayer Give form to the requester. Do not send to the IRS. (Rev. March 2024) Identification Number and Certification Department of the Treasury Internal Revenue Service Go to www.irs.gov/FormW9 for instructions and the latest information. Before you begin. For guidance related to the purpose of Form W-9, see Purpose of Form, below. 1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner's name on line 1, and enter the business/disregarded entity's name on line 2.) 2 Business name/disregarded entity name, if different from above. 3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only one of the following seven boxes. 4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Individual/sole proprietor C corporation S corporation Partnership Trust/estate LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) Exempt payee code (if any) Note: Check the "LLC" box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner. Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) Other (see instructions) 3b If on line 3a you checked "Partnership" or "Trust/estate," or checked "LLC" and entered "P" as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions (Applies to accounts maintained outside the United States.) 5 Address (number, street, and apt. or suite no.). See instructions. Requester's name and address (optional) 6 City, state, and ZIP code 7 List account number(s) here (optional) Print or type. See Specific Instructions on page 3. Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later. Social security number - - or Employer identification number Note: If the account is in more than one name, see the instructions for line 1. See also What Name and Number To Give the Requester for guidelines on whose number to enter. - Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. Sign Signature of Here U.S. person Date General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9. What's New Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the "LLC" box and enter its appropriate tax classification. New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065). Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they Cat. No. 10231X Form W-9 (Rev. 3-2024)

Form W-9 (Rev. 3-2024) must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following. Form 1099-INT (interest earned or paid). Form 1099-DIV (dividends, including those from stocks or mutual funds). Form 1099-MISC (various types of income, prizes, awards, or gross proceeds). Form 1099-NEC (nonemployee compensation). Form 1099-B (stock or mutual fund sales and certain other transactions by brokers). Form 1099-S (proceeds from real estate transactions). Form 1099-K (merchant card and third-party network transactions). Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition). Form 1099-C (canceled debt). Form 1099-A (acquisition or abandonment of secured property). Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. Caution: If you don't return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later. By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued); 2. Certify that you are not subject to backup withholding; or 3. Claim exemption from backup withholding if you are a U.S. exempt payee; and 4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and 5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See What Is FATCA Reporting, later, for further information. Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien; A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; An estate (other than a foreign estate); or A domestic trust (as defined in Regulations section 301.7701-7). Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441-1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status. In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity. In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust. In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust. See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding. Page 2 Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items. 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester; 2. You do not certify your TIN when required (see the instructions for Part II for details); 3. The IRS tells the requester that you furnished an incorrect TIN; 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or 5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under "By signing the filled-out form" above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024) Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier. What Is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application. Sole proprietor. Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or "doing business as" (DBA) name on line 2. Partnership, C corporation, S corporation, or LLC, other than a disregarded entity. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2. Disregarded entity. In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner's name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For Page 3 example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2. Line 3a Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a. IF the entity/individual on line 1 THEN check the box for . . . is a(n) . . . IF the entity/individual on line 1 is a(n) Corporation Individual or Sole proprietorship LLC classified as a partnership for U.S. federal tax purposes or LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation Partnership Trust/estate THEN check the box for Corporation. Individual/sole proprietor. Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation. Partnership. Trust/estate. Line 3b Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b. Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065). If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply. Line 4 Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions. Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4. 1-An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

Form W-9 (Rev. 3-2024) 2-The United States or any of its agencies or instrumentalities. 3-A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities. 4-A foreign government or any of its political subdivisions, agencies, or instrumentalities. 5-A corporation. 6-A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory. 7-A futures commission merchant registered with the Commodity Futures Trading Commission. 8-A real estate investment trust. 9-An entity registered at all times during the tax year under the Investment Company Act of 1940. 10-A common trust fund operated by a bank under section 584(a). 11-A financial institution as defined under section 581. 12-A middleman known in the investment community as a nominee or custodian. 13-A trust exempt from tax under section 664 or described in section 4947. The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for Interest and dividend payments Broker transactions Barter exchange transactions and patronage dividends Payments over $600 required to be reported and direct sales over $5,0001 Payments made in settlement of payment card or third-party network transactions THEN the payment is exempt for All exempt payees except for 7. Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Exempt payees 1 through 4. Generally, exempt payees 1 through 5.2 Exempt payees 1 through 4. 1 See Form 1099-MISC, Miscellaneous Information, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) entered on the line for a FATCA exemption code. A-An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37). B-The United States or any of its agencies or instrumentalities. C-A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities. D-A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i). E-A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i). Page 4 F-A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state. G-A real estate investment trust. H-A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940. I-A common trust fund as defined in section 584(a). J-A bank as defined in section 581. K-A broker. L-A trust exempt from tax under section 664 or described in section 4947(a)(1). M-A tax-exempt trust under a section 403(b) plan or section 457(g) plan. Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter "NEW" at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity's EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/EIN. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 3-2024) Page 5

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third-party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))**	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

* **Note:** The grantor must also provide a Form W-9 to the trustee of the trust.

** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax return preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Form W-9 (Rev. 3-2024) Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Go to www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Page 6 Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.

PLEASE COMPLETE THE SECTION 302 CERTIFICATION BELOW

Section 302 Certification of Treatment of Tender Payment

ADS - REGISTERED HOLDERS

In connection with the redemption by PureTech Health plc (the “Company”) of ordinary shares in the capital of the Company (including ordinary shares represented by American Depositary Shares (“ADSs”)) (the “Ordinary Shares”) that you, the undersigned, as a registered holder of ADSs, have instructed Citibank, N.A., as Tender Agent, to tender on your behalf pursuant to that certain Letter of Transmittal (the “Tender”), the Company must determine whether the cash payable to you pursuant to the Tender (the “Payment”) qualifies as a distribution under Section 301(c) of the Internal Revenue Code of 1986, as amended (the “Code”), or as proceeds from a sale or exchange under Section 302(a) of the Code in order to ascertain the tax treatment of the Payment to you, including whether amounts must be withheld from the Payment under U.S. federal income tax law.

The Payment will qualify as proceeds from a sale or exchange under Section 302(a) of the Code, and will generally not be subject to U.S. federal income tax withholding, if the Tender: (a) results in a “complete termination” of your equity interest in the Company, (b) results in a “substantially disproportionate” redemption with respect to you, or (c) is “not essentially equivalent to a dividend” with respect to you (together, the “Section 302 tests”). In applying the Section 302 tests, you must take into account stock that you constructively own under certain attribution rules under Section 318 of the Code, pursuant to which you will be treated as owning shares in the Company owned by certain family members (except that in the case of a “complete termination” you may waive, under certain circumstances, attribution from family members) and entities related to you and shares in the Company that you have the right to acquire by exercise of an option. See Section C for a summary of some of these attribution rules. The Tender will generally be a “complete redemption” with respect to you if, after the Tender, you own no capital stock of the Company. The Tender will generally be a “substantially disproportionate” redemption with respect to you if, among other things, (x) the ratio which the voting stock of the Company owned by you immediately after the redemption bears to all of the voting stock of the Company at such time is less than 80% of the ratio which the voting stock of the Company owned by you immediately before the redemption bears to all of the voting stock of the Company at such time, (y) your ownership of the common stock of the Company (whether voting or nonvoting) after and before redemption also meets the 80% requirement in the preceding clause (x), and (z) immediately after the tender, you own less than 50% of all of the voting stock of the Company. You are urged to consult your tax advisors regarding the application of the “substantially disproportionate” test to your particular circumstances. If you fail to satisfy the “substantially disproportionate” test under the Tender, you nonetheless may satisfy the “not essentially equivalent to a dividend” test. The Tender will generally satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of your equity interest in the Company. If you have a minimal equity interest in the Company and do not exercise any control over or participate in the Company’s management and the Tender results in any reduction of your equity interest in the Company, the Tender should generally be treated as “not essentially equivalent to a dividend” with respect to you.

See “Certain Taxation Considerations In Relation To The Tender Offer And Special Dividend” in the Circular, dated May 20, 2024, as distributed to holders of Ordinary Shares and ADSs, for a more complete discussion of certain U.S. federal income tax consequences of the Tender, including U.S. federal income tax withholding that may apply to the Payment. You are urged to consult your tax advisors regarding the tax consequences of the Tender and the Payment to you, including the application of the Section 302 tests to your particular circumstances.

You are required to complete Sections A through C below to indicate whether the Payment qualifies as a distribution under Section 301(c) of the Code or as proceeds from a sale or exchange under Section 302(a) of the Code, and must return this signed and completed certificate by 5:00 p.m., eastern standard time, on June 18, 2024, or such later time and date to which the Company may extend.

Mail or deliver this signed and completed certificate to:

By Mail: Citibank, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Citibank, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

A.	ADS HOLDER INFORMATION

Account Number:

Name and Address:

ADSs Representing Ordinary Shares Actually and Beneficially Owned Immediately Prior to the Tender:

ADSs Representing Ordinary Shares Actually and Beneficially Owned Immediately Following the Tender:

B.	NATURE OF THE PAYMENT

Check the applicable box.

1. ☐ Complete Termination of Interest

2. ☐ Substantially Disproportionate Redemption

3. ☐ Not Essentially Equivalent to a Dividend

4. ☐ Distribution Taxable Under Section 301(c) of the Code

C.	CERTIFICATION

If the undersigned is (i) a foreign partnership or (ii) a nominee or legal person other than the beneficial owner of the Ordinary Shares (including Ordinary Shares represented by ADSs) for U.S. federal income tax purposes, to the actual knowledge of the undersigned (without any inquiry or duty of inquiry), none of the undersigned’s direct or indirect partners or any such beneficial owner, as applicable, actually and constructively owns any Ordinary Shares (including Ordinary Shares represented by ADSs) other than by reason of Ordinary Shares (including Ordinary Shares represented by ADSs) owned by the undersigned.

Under penalties of perjury, I declare that I have examined the information on this form, including the information I provided in Section A above, and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that I am the beneficial owner (or am authorized to sign on behalf of the beneficial owner) of the Payment.

Signature	Date	Capacity in which acting

D.	ATTRIBUTION RULES

For purposes of determining whether the Payment qualifies as a distribution taxable under Section 301(c) of the Code or as proceeds from a sale or exchange under Section 302(a) of the Code, you must determine your percentage ownership in the Company under U.S. federal income tax rules both before and after the Payment, pursuant to special “constructive ownership” rules under Section 318 of the Code. You are advised to consult your tax advisors regarding the application of the “constructive ownership” rules to your particular circumstances. In addition to stock that you own directly, you are generally considered for this purpose to own any stock owned (directly or indirectly) by or for:

1.	Your spouse, children (including adopted children), grandchildren, and parents;

2.	A partnership or estate of which you are a partner or beneficiary, in proportion to your interest in the partnership or estate;

3.	A trust (or portion thereof) for which you are considered the owner under the “grantor trust” rules;

4.	A trust, in proportion to your actuarial interest in the trust (but not if it is an employees’ trust described in Section 401(a) of the Code that is exempt from tax under Section 501(a));

5.

A corporation of which you own (directly or indirectly) 50 percent or more in value of the corporation’s stock, in that proportion which the value of the stock you own bears to the value of all stock in the corporation;

6.	If you are a partnership or estate, any stock owned (directly or indirectly) by or for a partner or beneficiary;

7.

If you are a trust (other than an employees’ trust described in Section 401(a) of the Code that is exempt from tax under Section 501(a)), any stock owned (directly or indirectly) by or for a beneficiary, unless the beneficiary’s interest is a remote contingent interest. A contingent interest of a beneficiary in a trust is considered remote if, under the maximum exercise of discretion by the trustee in favor of such beneficiary, the value of such interest, computed actuarially, is 5 percent or less of the value of the trust property;

8.	If you are a grantor trust, stock owned (directly or indirectly) by or for the grantor; and

9.	If you are a corporation, any stock owned (directly or indirectly) by or for a person who owns (directly or indirectly) 50 percent or more of the value of your stock.

In addition:

10.	Any person who has an option to acquire stock is considered to own the stock. An option to acquire an option is considered an option on the underlying stock;

11.	An S corporation under U.S. federal income tax law is considered to be a partnership for the purposes of these rules. Shareholders of an S corporation are considered to be partners;

12.

In the case of the “complete termination” test, the “family” rules of paragraph 1 may not apply to you. Please consult your tax adviser to see if you qualify for this exception (under Section 302(c)(2)(A) of the Code); and

13.	You generally are considered to actually own any stock that you are deemed to own under any of the foregoing rules.

INSTRUCTIONS

Terms and Conditions of the Letter of Transmittal

1.

Delivery of Letter of Transmittal and PureTech ADR(s). PureTech ADR(s), together with a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, should be delivered to the Tender Agent at one of the addresses set forth above. In the case of ADSs held in book-entry form on the records of the Depositary (in the DRS), only a properly completed and duly executed Letter of Transmittal should be delivered to the Tender Agent at one of the addresses set forth above. If transmitted PureTech ADR(s) is (are) registered in different names on different certificates, it will be necessary to complete, sign and transmit as many separate Letters of Transmittal as there are different registrations of certificates. Additional Letters of Transmittal may be obtained from the Tender Agent. The method of delivery of PureTech ADR(s) (and all other required documents) is at the option and risk of the undersigned and delivery will be deemed made only when actually received by the Tender Agent. If such delivery is by mail, it is recommended that such certificates and documents be sent by registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery. The Tender Agent will deliver the Tender Offer Consideration for the tender of ADS(s) promptly after receipt by the Tender Agent of the aggregate Tender Offer Consideration from Jefferies or Computershare and conversion of such Tender Offer Consideration to U.S. Dollars (including after giving effect to proration).

2.

Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder of the PureTech ADR(s) transmitted herewith, the signature must correspond with the name as written on the face of the PureTech ADR(s) without alteration, enlargement or any change whatsoever. If the PureTech ADR(s) is (are) owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal and any other document requiring signature. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons must so indicate, when signing, such persons’ full capacities. If additional documents are required, you will be so advised.

3.

Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s), unless such holder(s) has (have) completed Item B above (Special Issuance Instructions). If a signature guarantee is required, signatures on this Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Guarantor Institution”). See Instruction 5.

4.

Stock Powers; Endorsements of PureTech ADR(s). If the registered holder(s) of the ADS(s) listed on the front page hereof and transmitted herewith sign(s) this Letter of Transmittal, no separate stock power(s) or endorsement(s) of the PureTech ADR(s) is (are) required. If a person other than the registered holder of the PureTech ADR(s) transmitted herewith signs this Letter of Transmittal, or if payment is to be made to a person other than the registered holder(s) thereof, the PureTech ADR(s) must be duly endorsed by or accompanied by appropriate stock powers from the registered owner(s), in either case signed exactly as the name or names of the registered owner(s) appear on the certificate(s), with the proper guarantee of signatures by an Eligible Guarantor Institution, and the person signing this Letter of Transmittal must pay any transfer or other taxes or duties required by reason of the payment to a person other than the registered holder of the surrendered PureTech ADR(s) or establish to the satisfaction of the Tender Agent and the PureTech that such tax has been paid or is not applicable.

5.

Special Issuance and Delivery Instructions. In Item B above, indicate the name and address of the person(s) to whom the applicable cash payment, the ADSs and the statement in respect of the ADSs not tendered or not accepted for tender are to be issued, only if the applicable cash payment, the ADSs and the statement in respect of the ADSs not tendered or not accepted for tender are to be issued in the name of someone other than the person(s) in whose name the surrendered ADR(s) is (are) registered. If Item B above is completed, the applicable cash payment, the ADSs and the statement in respect of the ADSs not tendered or not accepted for tender will be issued in the name of, and will be mailed to, if applicable, the person so indicated at the address so indicated, but only after it has been established to the satisfaction of the Tender Agent and PureTech that any applicable transfer or other taxes or duties have been paid. Please attach an additional list of the information required by Item B of this Letter of Transmittal, if necessary. In Item C above, indicate the name and address to whom the applicable cash payment, the ADSs and the statement in respect of the ADSs not tendered or not accepted for tender are to be mailed only if delivery of the applicable cash payment, the ADSs and the statement in respect of the ADSs not tendered or not accepted for tender are to be made to someone other than the person(s) or the address(es) specified in Item A above, or if Item B above is completed, the person(s) or the address(es) listed in Item B above. Please attach an additional list of the information required by this Letter of Transmittal, if necessary.

6.

Mutilated, Lost, Stolen or Destroyed ADR(s). In the event that you are unable to deliver your ADR(s) due to mutilation, loss, theft or destruction of such certificate(s), this Letter of Transmittal may be submitted, together with an affidavit of such theft, loss or destruction, a bond of indemnity and any other documents which may be required, subject to acceptance at the discretion of PureTech. All inquiries with regard to lost or destroyed ADR(s) and how to have them replaced should be made directly to the Tender Agent, at 1-877-248-4237.

7.

Tax Forms. You should complete and execute an IRS Form W-9 (attached hereto) or an applicable IRS Form W-8, as applicable, and a Section 302 Certification (attached hereto) and deliver such forms together with this Letter of Transmittal and your ADR(s), if applicable. If the person receiving payment for the ADR(s), as described in the Circular is a “U.S. person” (see definition below), complete and sign the IRS Form W-9 to certify the payee’s tax identification number (“TIN”). Please provide the taxpayer identification number (for an individual, generally his or her social security number and, for an entity, generally its or employer identification number) of the person or entity receiving payment for the above described ADR(s) and sign and date the form. If the person receiving payment for the ADR(s) as described in the Circular is not a “U.S. person,” complete and sign an applicable IRS Form W-8. IRS Forms W-8 may be obtained from the Tender Agent, at www.irs.gov or by calling 1-800-829-3676. For federal tax purposes, you are considered a “U.S. person” if you are (1) an individual who is a U.S. citizen or U.S. resident alien, (2) a partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (3) an estate (other than a foreign estate), or (4) a domestic trust (as defined in U.S. Treasury Regulations section 301.7701-7). U.S. federal income tax withholding may apply on payments to you pursuant to this offer. See “Certain Taxation Considerations In Relation To The Tender Offer And Special Dividend” in the Circular for a more complete discussion of certain U.S. federal income tax consequences of the Offer, including U.S. federal income tax withholding that may apply to any payments to you. You are urged to read the instructions included in IRS Form W-9 (attached hereto) or an applicable IRS Form W-8, as applicable, and a Section 302 Certification (attached hereto) and to consult your independent professional advisor regarding the tax consequences of acceptance of the Offer.

8.

Partial Tenders. If fewer than all of the ADSs evidenced by any ADR certificate are to be tendered, fill in the number of ADSs that are to be tendered in the column entitled “Number of ADSs Tendered” in the box entitled “Description of ADSs Tendered” above. In that case, if any Ordinary Shares underlying tendered ADSs are purchased, the remainder of the ADSs that were not tendered along with any ADSs not purchased in the tender offer will be issued in book entry form and a statement therefor sent to the registered holder(s) at the address of record on the ADS register maintained by the Depositary, unless an alternate address is specified in the box entitled “Special Delivery Instructions” above, promptly after the expiration time. Unless otherwise indicated, all ADSs set forth on page 1 of this Letter of Transmittal and delivered to the Tender Agent will be deemed to have been tendered. In each case, ADSs will be returned or credited free of charges by PureTech Health plc or the Tender Agent to the ADS holder.

9.	Waiver of Conditions. Each of PureTech and Jefferies has the right to waive certain of the conditions of the Offer, as set forth in the Circular, which waiver will apply to all properly tendered ADSs.

10.

Withdrawal of ADR(s) Tendered. ADR(s) tendered pursuant to the Offer on or prior to the ADS Closing Date may be withdrawn only as described in the Circular, including the right to withdraw any tendered ADR(s) during a possible extension of the Offer. After an effective withdrawal you may resubmit to the Tender Agent a completed replacement of this document and any other documents required by the Offer for properly tendering ADR(s) prior to the ADS Closing Date.

11.

Inadequate Space. If the space provided herein under “Description of ADSs Tendered” is inadequate, the number of ADSs tendered and the ADR numbers with respect to such ADSs should be listed on a separate signed schedule attached hereto.

12.

Miscellaneous. None of PureTech, the Tender Agent or Jefferies shall be obligated to give notice of any defects or any irregularities in any Letter of Transmittal and none of them shall incur any liability for failure to give any such notice. All inquiries with regard to surrender of ADR(s) shall be made directly to Georgeson LLC, as Information Agent, at +1 (866) 529-2770 (U.S. Toll-Free) or +1 (781) 896-6940 (International).